Exhibit 99.1

Broadbean Business

Combined Financial Statements

As of and for the year ended December 31, 2022
With Report of Independent Auditors

Broadbean Business
Combined Financial Statements
As of and for the year ended December 31, 2022

Index to the Combined Financial Statements

Page

Report of Independent Auditors…………………….…...……………………….............................................................	2
Combined Balance Sheet………………………………....................................................................................................	3
Combined Statement of Operations……………………………………............................................................................	4
Combined Statement of Comprehensive Income………...................................................................................................	5
Combined Statement of Changes in Equity……………..………………………………………………………………..	6
Combined Statement of Cash Flows……….……………………………………………………………………………..	7
Notes to the Combined Financial Statements…………………………...………………………………………………..	8

Report of Independent Auditors

The Board of Directors

Broadbean Business

We have audited the combined financial statements of Broadbean Business (the Company), which comprise the combined balance sheet as of December 31, 2022, and the related combined statements of operations, comprehensive income, changes in equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Chicago, Illinois

August 22, 2023

Broadbean Business

Combined Balance Sheet

(in thousands)

December 31,
2022
Assets
Current assets:
Cash and cash equivalents	$4,056
Accounts receivable, net of allowances of $253	10,193
Prepaid expenses	3,393
Other current assets	50
Total current assets	17,692
Non-current assets:
Property and equipment, net	4,089
Operating lease right-of-use assets	1,209
Goodwill	6,948
Intangible assets, net of accumulated amortization	1,647
Other non-current assets	173
Total assets	$31,758

Liabilities and parents’ equity
Current liabilities:
Accounts payable	$588
Accrued expenses and other current liabilities	3,845
Accrued compensation-related expenses	586
Deferred revenue	9,488
Operating lease liabilities, current portion	589
Total current liabilities	15,096
Non-current liabilities:
Deferred income taxes	748
Non-current operating lease liabilities	659
Total liabilities	16,503

Parents’ equity
Net parent investment	17,630
Accumulated other comprehensive loss	(2,375)
Total parents’ equity	15,255
Total liabilities and parents’ equity	$31,758

The accompanying notes are an integral part of these combined financial statements.

Broadbean Business

Combined Statement of Operations

(in thousands)

Year Ended December 31,
2022

Revenue	$32,617
Operating expenses:
Cost of revenue	6,301
Sales and marketing	13,740
Product development	1,952
General and administrative	6,229
Depreciation and amortization	5,411
Total operating expenses	33,633
Loss from operations	(1,016)
Other expense, net	(131)
Interest expense	(29)
Loss before income taxes	(1,176)
Income tax benefit	1,669
Net income	$493

The accompanying notes are an integral part of these combined financial statements.

Broadbean Business

Combined Statement of Comprehensive Income

(in thousands)

Year Ended December 31,
2022
Net income	$493
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(2,667)
Comprehensive loss	$(2,174)

The accompanying notes are an integral part of these combined financial statements.

Broadbean Business
Combined Statement of Changes in Equity

(in thousands)

	Net parent investment	Accumulated other comprehensive income (loss)	Total parents’ equity
Balance, December 31, 2021	$17,910	$292	$18,202
Net income	493	-	493
Foreign currency translation adjustment	-	(2,667)	(2,667)
Net transfers to parent	(773)	-	(773)
Balance, December 31, 2022	$17,630	$(2,375)	$15,255

The accompanying notes are an integral part of these combined financial statements.

Broadbean Business

Combined Statement of Cash Flows

(in thousands)

Year Ended December 31,
2022
Operating activities
Net income	$493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,411
Non-cash operating lease expense	655
Deferred income taxes	(202)
Provisions for doubtful accounts	58
Change in operating assets and liabilities:
Accounts receivable	(1,406)
Prepaid expenses	(3,131)
Other current assets	(16)
Accounts payable	211
Accrued compensation related expenses	(118)
Accrued expenses and other current liabilities	(640)
Operating lease liabilities	(719)
Deferred revenue	1,357
Other non-current liabilities	(172)
Net cash provided by operating activities	1,781
Investing activities
Purchases of property and equipment	(2,717)
Net cash used in investing activities	(2,717)
Financing activities
Net transfers to parent	(1,268)
Net cash used in financing activities	(1,268)
Effect of exchange rate fluctuation on cash	(299)
Net decrease in cash and cash equivalents	(2,503)
Cash and cash equivalents at beginning of period	6,559
Cash and cash equivalents at end of period	$4,056

Supplemental Cash Flow Information
Income taxes paid	(2,699)
Non-cash recognition of new leases	$1,992

The accompanying notes are an integral part of these combined financial statements.

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

Note 1. Description of Business

CareerBuilder, LLC (“CareerBuilder” or the “Parent”), a Delaware limited liability company, sold its Broadbean business (“Broadbean” or the “Company” unless otherwise specified) on June 13, 2023. Broadbean is a carve-out business of CareerBuilder that develops and deploys turnkey talent acquisition software and applications for its customers, integrated into applicant tracking software platforms, and offers advertisement distribution and response management services. Broadbean is headquartered in the United Kingdom and was acquired by CareerBuilder in 2014. The Company operates in Europe, Australia, India and North America.

Note 2. Basis of Presentation, Principles of Combination, and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Combination

Throughout the period included in these combined financial statements, the Company operated as part of CareerBuilder. Separate financial statements have not historically been prepared for the Company. These combined financial statements were prepared on a stand-alone basis derived from the historical accounting records of CareerBuilder as if the Company’s operations had been conducted independently of CareerBuilder for the period presented. These combined financial statements as of and for the year ended December 31, 2022 and the notes thereto (“Combined Financial Statements”) are presented as carve-out financial statements and reflect the combined historical results of operations, comprehensive income, balance sheet and cash flows of the Company, in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”).

These Combined Financial Statements include the historical operations of the Company and may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows. All intercompany balances and transactions within the Company have been eliminated in these Combined Financial Statements. As described in Note 8, certain transactions between the Company and CareerBuilder have been included in these Combined Financial Statements. These transactions do not traditionally settle on a regular basis and are reflected as equity in the Combined Financial Statements.

The Combined Balance Sheet reflects among other things, all of the assets and liabilities that are specifically identifiable as being directly attributable to the Company, including net parent investment as a component of equity. Net parent investment represents CareerBuilder’s historical investment in the Company and includes accumulated net income and the net effect of transactions with CareerBuilder.

CareerBuilder uses a centralized approach to cash management and financing of its operations. These arrangements are not reflective of the manner in which the Company would have financed its operations had it been a stand-alone business separate from CareerBuilder during the periods presented. Intercompany arrangements, cash pooling, and related interest absent of cash settlement are excluded from the asset and liability balances in the Combined Balance Sheet. These amounts have instead been reported as Net parent investment as a component of equity.

CareerBuilder and its affiliates provide a variety of services to the Company. The Combined Statement of Operations include expenses directly billed or allocated for services and certain support functions (“CareerBuilder Corporate Overhead”) that are provided on a centralized basis within CareerBuilder such as legal, business development, insurance, human resources, corporate functions, treasury, and various other CareerBuilder functions as further discussed in Note 8. Retirement and incentive plans were included within the Combined Financial Statements based on either specific identification of direct expenses or an allocation using an approach related to the nature of the item.

Where allocations of CareerBuilder Corporate Overhead amounts were necessary, management believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the Company and consistently applied in the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred had the Company operated as a separate stand-alone entity during the periods presented.

Use of Estimates in Financial Reporting

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

Cash and Cash Equivalents

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

Highly liquid investments with a maturity of three months or less are classified as cash equivalents.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 1 to 7 years.

Leases

The Company determines at contract inception whether the arrangement is a lease based on its ability to control a physically distinct asset and determines the classification of the lease as either operating or finance. For all leases, the Company combines all components of the lease, including related non-lease components as a single component. The Company’s operating leases are office facilities, which are reflected as operating lease right-of-use (“ROU”) assets and operating lease liabilities on the Combined Balance Sheet.

Operating lease ROU assets represent the Company’s right to use an underlying asset for the lease term, and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate based on information available at the adoption date or the commencement date in determining the present value of the future minimum lease payments as the implicit rates are not readily determinable. The Company’s incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments in a similar economic environment.

The operating lease ROU asset also includes any lease payments made prior to lease commencement date and is reduced by lease incentives that the Company estimates it will realize. Lease expense is recognized on a straight-line basis over the lease term in the Combined Statement of Operations.

Goodwill

Broadbean’s goodwill reflected in these financial statements was allocated to Broadbean by CareerBuilder as part of the purchase of CareerBuilder by Apollo Global Management (“Apollo”) in 2017 (“Apollo Acquisition”). Accordingly, the goodwill recorded in these financial statements is reflective of the goodwill recorded by the Parent. Goodwill represents the excess of the purchase price in a business combination over the fair value of the net assets acquired at the date of acquisition. The carrying amount of goodwill is reviewed at least annually, or more frequently if events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable.

The Company tests for goodwill impairment at the entity level using a qualitative or quantitative assessment. The qualitative analysis includes consideration of factors including, but not limited to, macroeconomic conditions, industry and market conditions, cost factors that have an impact on earnings and cash flows, and other relevant factors. If, after performing the assessment, the Company concludes it is more likely than not that the fair value of the reporting unit is less than its carrying amount, then it will perform a quantitative test. Fair value of the entity is determined using various techniques, including multiple earnings and discounted cash flow valuation techniques. The Company recognizes an impairment charge for the amount by which the carrying amount exceeds the entity’s fair value.

The Company performed a qualitative impairment assessment of goodwill at its single reporting unit level and concluded there was no impairment as of December 31, 2022.

Intangible Assets

Intangible assets subject to amortization are composed of trademarks, technology, and customer relationships. Intangible assets are amortized on a straight-line basis over their estimated useful lives, which generally range from 3 to 6 years and reflect the pattern in which the assets are expected to be consumed.

Valuation of Long-Lived Assets

The Company evaluates the carrying value of long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying value of a long-lived asset is considered impaired when the

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

projected undiscounted future cash flows are less than the carrying value of the asset. The Company measures impairment based on the amount by which the carrying value exceeds the fair value. Fair value is determined primarily using projected future cash flows, discounted at a rate commensurate with the risk involved. There were no impairments of long-lived assets recorded during the year ended December 31, 2022.

Foreign Currency Translation

The Company’s results are translated from the local currency of each entity into the reporting currency of United States Dollar (“USD”) using average rates for profit and loss transactions and applicable spot rates for period-end balances. The effect of translating the local currency into the reporting currency is reported separately in Accumulated other comprehensive loss on the Combined Balance Sheet. Realized foreign currency translation gains and losses are the only item recorded within Other expense, net on the Combined Statement of Operations.

Revenue Recognition

Revenue is generated through various types of talent acquisition software solutions that principally consist of subscription-based talent acquisition products, subscription revenue for recruitment software-as-a-service (“SaaS”) solutions and access to the Company’s online talent networks, transactional talent acquisition products, and other recruitment services. Subscription contracts do not provide customers with the right to take possession of the software supporting the applications and, as a result, are accounted for as service contracts.

The Company recognizes revenue when control of these services is transferred to customers in an amount that reflects the consideration expected to be entitled to in exchange for those services. The Company determines revenue recognition through the following steps:

•
Identification of the contract, or contracts, with a customer
•
Identification of the performance obligations in the contract
•
Determination of the transaction price
•
Allocation of the transaction price to the performance obligations in the contract
•
Recognition of revenue when, or as, performance obligations are satisfied

The Company does not offer financing alternatives to customers and there are no rights of return, warranties, or other variable consideration in contracts with customers. Payment terms are generally net 30 days. In most cases, the Company acts as a principal with respect to the goods and services it sells providing for gross revenue. In the certain cases where the Company is acting as an agent, net revenue is recognized. The Company reports revenue net of sales and other taxes collected from customers to be remitted to government authorities.

Subscription Fee Revenue

Subscription fee revenue from SaaS applications and access to the Company’s online talent networks are generally recognized ratably over the contractual term of the arrangement beginning on the date that service is made available to the customer.

Media Revenue

Media buy is a service offered by Broadbean to purchase media for job postings, job advertising space, etc. from various third-party jobsites (e.g., LinkedIn) on behalf of customers. Broadbean then uses the media that has been purchased for the customers job listings and advertisements.

In accordance with Accounting Standard Codification (“ASC”) 606, the Company records customer billed amounts into revenue and, in the same revenue account, recognizes the cost associated with these transactions. Revenues and costs are recorded in the same period which results in the Company effectively recognizing net revenue.

Implementation and Customization Revenue

Broadbean implementation and customization revenue include, amongst other items, account setup, customization of job boards that customer uses, training, additional languages, testing, user acceptance testing, project management, customized reports, and integration with the applicant tracking system.

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

The criteria for implementation and customization revenue to be considered as separate performance obligations requires them to be distinct in the context of the contract and not integral to the customer receiving value from the product (ASC 606-10-25-19). The determination was made that since a customer can use the product without additional integration or personalized setup services, they are distinct. Performance obligations are typically fulfilled within one month of contract signing.

Contracts With Multiple Performance Obligations

For contracts with customers that contain multiple performance obligations, the individual performance obligations are accounted for separately when they are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. If these criteria are not met, the promised services are accounted for as a combined performance obligation. The transaction price is allocated to the separate performance obligations on a relative stand-alone selling price basis. The Company determines the stand-alone selling prices based on their overall pricing objectives, taking into consideration market conditions and entity-specific factors, including the size of arrangements, length of term, customer demographics, and the types of users within arrangements.

Related Party Transactions

Related party transactions primarily consist of CareerBuilder Corporate Overhead charges from the Parent as well as transfers to/from Parent.

Deferred Revenue

The Company generally invoices customers annually and in advance of services, which is typically one year. Amounts billed in excess of revenue recognized are included in deferred revenue.

Cost of Revenue

Cost of revenue primarily includes direct costs associated with providing customer support services, data center and cloud hosting, sourcing costs, merchant fees for online transactions, and direct customer project labor.

Marketing and Advertising Costs

The Company expenses all marketing and advertising costs as incurred. Marketing and advertising costs were $832 for the year ended December 31, 2022.

Income Taxes

The Company is subject to corporate income taxes in its respective jurisdictions. The Company accounts for income taxes in accordance with the balance sheet method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributes to temporary differences between the financial statement and income tax bases of assets and liabilities and tax credit and operating loss carryforwards. Valuation allowances are established when management determines it is more likely than not that some portion or the entire deferred tax asset may not be realized. The Company considers all positive and negative evidence in evaluating its ability to realize its deferred income tax assets, including its historical operating results, ongoing tax planning, and forecast of future taxable income, on a jurisdiction-by-jurisdiction basis.

With respect to uncertain tax positions, the Company recognizes in the Combined Financial Statements those tax positions determined to be more likely than not of being sustained upon examination, based on the technical merits of the positions. The Company records a liability for the difference between the benefit recognized and measured pursuant to the accounting guidance for income taxes and the tax position taken on its tax return. The Company's policy is to recognize when applicable, interest and penalties on uncertain tax positions as part of income tax expense. Management has analyzed the Company's inventory of tax positions taken with respect to all applicable income tax issues (in each respective jurisdiction) and has concluded that no reserve for uncertain tax positions is required in the Combined Financial Statements as of December 31, 2022.

Concentration of Credit Risk

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company extends credit to its customers on an unsecured basis in the normal course of business. The Company maintains reserves for credit losses, and such losses have historically been within management’s expectations. The Company evaluates the collectability of its accounts receivable based on the length of time the receivable is past due and the anticipated future write-off based on historical experience. Accounts receivable are written off when all reasonable collection efforts have been exhausted. There are no customers that individually represent more than 10% of the Company’s accounts receivable or more than 10% of revenues as of December 31, 2022. Bad debt expense recorded in the Combined Statement of Operations was $58 for the year ended December 31, 2022, included within General and administrative expenses.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes market data or assumptions that it believes market participants would use in pricing the asset or liability, which would maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, including assumptions about risk and the risks inherent in the inputs to the valuation technique.

In evaluating the fair value measurement techniques for recording certain financial assets and liabilities, there is a three-level valuation hierarchy under which financial assets and liabilities are designated. The determination of the applicable level within the hierarchy of a particular financial asset or liability depends on the inputs used in valuation as of the measurement date. Valuations based on observable or market-based inputs for identical asset or liabilities (Level 1 measurement) are given the highest level of priority, whereas valuations based on unobservable or internally derived inputs (Level 3 measurement) are given the lowest level of priority. The three levels of the fair value hierarchy are defined as follows:

•
Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities
•
Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active
•
Level 3 – Unobservable inputs that reflect the reporting entity’s own assumptions

A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts for cash equivalents approximate fair value, which is the amount for which the instrument could be exchanged in a current transaction between willing parties.

The fair value of certain assets such as nonfinancial assets, primarily long-lived assets, goodwill, intangible assets, and certain other assets are recognized or disclosed in connection with impairment evaluations. The amounts assigned to intangible assets and goodwill are based on best estimate of the fair value. The Company used an independent valuation specialist to assist in determining the fair value of the identified intangible assets as of the Apollo Acquisition. The fair value of the significant identified intangible assets is generally estimated using a combination of an income approach using the discounted cash flow analysis and market approach using the guideline public company analysis.

The Company did not have any financial assets measured at fair value on a recurring basis as of December 31, 2022.

The carrying amounts of the Company’s remaining financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, approximate fair value because of their short-term nature and the relatively stable current interest rate environment.

As of December 31, 2022, no impairments were identified on those assets required to be measured at fair value on a non-recurring basis.

Geographic Information

Revenue is attributed to geographic regions based on locations where services are provided to the Company’s customers. Foreign countries outside of the United Kingdom, in aggregate, accounted for approximately 46% of the Company’s revenue for the year ended December 31, 2022. In addition, as of December 31, 2022, property and equipment and operating lease ROU assets outside of the United Kingdom were approximately 10% of the Company’s total property and equipment and operating lease ROU assets.

Internal-Use Software and Product Development Cost

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

The Company capitalizes eligible costs associated with the development of its internal-use software in accordance with ASC 350-40, Internal-Use Software. Accordingly, the Company capitalizes costs incurred during the development phase including: (1) external direct costs of materials and services consumed in developing or obtaining the software, and (2) payroll and payroll-related costs for employees who are directly associated with the project. The Company expenses all costs as incurred that relate to the planning and post implementation phases of its software development cycle and costs associated with minor enhancements and maintenance. Expensed costs are included within Product development on the Combined Statement of Operations. During the year ended December 31, 2022, the Company capitalized $2,567 of software development costs. Capitalized costs are amortized using the straight-line method over three years. Amortization of internal-use software costs associated with the Company’s marketplace technology to provide services to its customers is recorded in cost of revenue. Amortization of internal-use software costs associated with internal databases, candidate insights, and reporting are recorded in research and development and general and administrative expenses in the Combined Statements of Operations. Amortization of these costs is allocated in the Combined Statements of Operations based on the nature of the underlying projects.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the existing model for measuring the allowance for credit losses for financial assets measured at amortized cost (including accounts receivable) to a model that is based on the expected losses rather than incurred losses. Under the new credit loss model, lifetime expected credit losses on such financial assets are measured and recognized at each reporting date based on historical, current, and forecasted information. Subsequent to ASU 2016-13, the FASB issued various ASUs to provide supplemental guidance and clarification to ASU 2016-13 which must be adopted concurrently with the adoption of ASU 2016-13. These ASUs are cumulatively referred to as “Topic 326.” This standard will be effective for the Company beginning in the first quarter of 2023. The impact of this guidance on the Company’s Combined Financial Statements is not expected to be material.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which enhances and simplifies various aspects of income tax accounting guidance. The Company adopted ASU 2019-12 for the fiscal year ended December 31, 2022 and applied the changes using a modified retrospective approach. The adoption did not have a material impact on the Company’s Combined Financial Statements.

Note 3. Revenue

Disaggregation of Revenue

The Company disaggregates revenue into three streams: Subscription, Media, and Implementation and customization. The following table presents the Company’s revenue streams:

Year Ended December 31,
2022
Subscription	$29,015
Media	2,209
Implementation and customization	1,393
Total revenue	$32,617

Contract Balances

Contract liabilities are recorded as deferred revenue when customer payments are received in advance of the Company meeting all the revenue recognition criteria under ASC 606. Deferred revenue includes prepaid subscription and revenue with performance obligations yet to be satisfied. Generally, the remaining performance obligations within the contracts will be satisfied within one to three years. However, the performance obligations are billed on an annual basis and thus, the Deferred revenue on the Combined Balance Sheet only reflects the performance obligation due within a year. The Company recognized $8,610 of revenue during the year ended December 31, 2022, that was included in the Deferred revenue balance as of December 31, 2021. As of December 31, 2022, the Company had no contract assets.

Performance Obligations

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

No revenue was recognized during the year ended December 31, 2022 from performance obligations satisfied in previous periods.

As of December 31, 2022, the Company had remaining performance obligations expected to be recognized in the future. Generally, any remaining performance obligations relate primarily to subscription services such as time-based job posting plans, upsell services, and resume database plans that will be invoiced in future periods, and exclude (i) contracts with an original expected term of one year or less and (ii) contracts for which the Company only recognizes revenue at the amount to which it has the right to invoice for services performed. The value related to performance obligations that are yet to be satisfied as of December 31, 2022 was $28,756, which includes $9,488 of Deferred revenue.

Note 4. Property and Equipment, net

Property and equipment, net consists of the following:

December 31,
2022
Computer software and hardware	$12,888
Furniture and equipment	403
Leasehold improvements	1,381
Less: Accumulated depreciation	(10,583)
Total property and equipment, net	$4,089

Depreciation expense of property and equipment was $2,365 for the year ended December 31, 2022, including $2,152 of amortization of capitalized computer software development costs.

Unamortized capitalized computer software development costs were $3,662 for the year ended December 31, 2022, and are included in Property and equipment, net.

Note 5. Goodwill and Intangible Assets

Goodwill was measured as the excess of consideration transferred and the net of fair value of the assets acquired and liabilities assumed as of the Apollo Acquisition. The allocation of the purchase price to identifiable intangible assets is based on the fair values of such assets as of the acquisition dates. At the Apollo Acquisition date, goodwill was allocated to the various businesses of the Parent including the Broadbean business.

The Company recorded goodwill of $7,548 as of that acquisition date. Goodwill recognized is primarily attributable to the acquisition of the Broadbean assembled workforce.

The following table summarizes goodwill attributable to the Company for the periods presented:

December 31,
2022
Ending balance, December 31, 2021	$7,757
Currency translation adjustment	(809)
Ending balance, December 31, 2022	$6,948

A summary of intangible assets by type is as follows:

December 31, 2022	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	5 years	$1,289	$(1,289)	$-
Technology	3 years	6,260	(6,260)	-
Customer relationships	6 years	16,938	(15,291)	1,647
Total		$24,487	$(22,840)	$1,647

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

The Company had $1,647 in Intangible assets, net, as of December 31, 2022. The Company recognized amortization expense of $3,046 for the year ended December 31, 2022.

The expected amortization for each of the next five fiscal years is as follows:

2023	$1,647
2024	-
2025	-
2026	-
2027	-
Total future amortization expense	$1,647

Note 6. Other Current Assets

Other current assets consist of the following:

December 31,
2022
Deposits – short term	$8
Sales tax receivable	42
Total other current assets	$50

Note 7. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

December 31,
2022
Accrued liabilities	$2,860
Accrued sales taxes	237
VAT taxes payable	748
Total accrued expenses and other current liabilities	$3,845

Note 8. Related Party Transactions

The accompanying Combined Financial Statements are prepared on a stand-alone basis and are derived from CareerBuilder’s consolidated financial statements and accounting records.

Transactions between the Company and the Parent have been classified as related-party transactions. All related party transactions between the Company and Parent have been included in these Combined Financial Statements. On the Combined Balance sheet, all related party balances are presented net in the equity section of the Combined Financial Statements as there is not a history of settling these transactions using cash.

Corporate Overhead Allocations

CareerBuilder performed certain corporate functions, including executive support, facilities, finance, HR, legal, security, global IT, and other corporate functions on behalf of the Company. The expenses associated with these functions have been allocated based on direct usage or benefit where specifically identifiable, with the remainder allocated on a proportional cost allocation method based primarily on revenue or employee headcount, as applicable. Total expenses allocated for the year ended December 31, 2022 were $7,584. These amounts include costs of $7,012 for the year ended December 31, 2022, that were not historically allocated to the Company as part of CareerBuilder’s reporting process. The Company considers the expense methodology and resulting allocation to be reasonable for the period presented; however, the allocations may not be indicative of actual expenses that would have been incurred had the Company operated as an independent company for the period presented. Actual costs incurred had the Company been a stand-alone company would depend on several factors, including the chosen organizational structure and functions outsourced or performed by employees.

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

The following table summarizes corporate allocations from CareerBuilder included in the Combined Financial Statements for the year ended December 31, 2022:

Year Ended December 31,
2022
Cost of revenue	$2,400
Product development	353
General and administrative	4,831
Total	$7,584

Cash Management

The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statement of Cash Flows as a financing activity and in the Combined Balance Sheet as Net parent investment. The Company historically has not regularly settled balances with CareerBuilder and the Company has funded its own operating and investing activities.

Related Party Sales

There were no operational sales to or from CareerBuilder for any of the periods presented.

Net Parent Investment

The net transfers to Parent for the year ended December 31, 2022 was $773.

The accompanying Combined Statement of Changes in Equity and Combined Statement of Cash Flows are prepared in accordance with GAAP. As a result of carveout methodology as described in the Basis of Presentation, differences exist related to exchange rates and other noncash items between the Combined Statements of Changes in Equity and the Combined Statements of Cash Flows with regard to transfers to and from Parent.

The components of the net transfers to and from Parent as of December 31, 2022 are as follows:

Year Ended December 31,
2022
Related party transactions with Parent	$7,111
General financing activities	1,270
Corporate allocations	(7,584)
Income tax benefit	(24)
Total net transfers to Parent per Combined Statement of Changes in Equity	$773

Note 9. Retirement and Incentive Plans

The Company sponsors a defined-contribution retirement plan available to U.S.-based employees. Participants are fully vested after two years of service. Matching contributions are made by the Company once annually at the end of the year and are paid in the following year. The match expense was $80 for the year ended December 31, 2022.

Post-Retirement Benefit Contributions to Government Agencies

The Company is required by laws of certain jurisdictions to deduct specific monthly payroll amounts to support post-retirement benefit programs sponsored by the relevant government agencies. As the ultimate obligation of these jurisdictional programs is maintained by the relevant government agencies, there is no additional liability recorded by the Company in connection with these plans.

Note 10. Commitments and Contingencies

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

Legal Matters

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. If the Company determines that it is probable that a loss has been incurred and the amount is reasonably estimable, the Company will record a liability. However, if the Company determines that a contingent loss is reasonably possible and the loss or range of loss can be estimated, the Company will disclose the possible loss in the Combined Financial Statements. Legal costs relating to loss contingencies are expensed as incurred. Although claims are inherently unpredictable, the Company is not currently aware of any matters that it expects to have a material adverse effect on the business, financial position, results of operations or cash flows. Accordingly, no material loss contingency has been recorded on the Combined Balance Sheet as of December 31, 2022.

Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scopes and terms to customers, investors, directors and officers with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from certain claims made by third parties. These indemnification provisions may survive termination of the underlying agreement and the maximum potential amount of future payments the Company could be required to make under these indemnification provisions may not be subject to maximum loss clauses. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is indeterminable. The Company did not pay any material claims, nor was the Company sued in connection with these indemnification arrangements for the year ended December 31, 2022. As of December 31, 2022, the Company has not accrued a liability for these indemnification arrangements because the likelihood of incurring a payment obligation, if any, in connection with these indemnification arrangements is neither probable nor reasonably estimable.

Note 11. Leases

The Company has various noncancelable operating leases for its offices. These existing leases have remaining lease terms ranging from 1 to 3 years.

The components of lease cost relate to the Company’s operating leases are as follows:

Year Ended December 31,
2022
Operating lease cost	$585
Overhead lease cost	238
Net lease cost	$823

In addition to these lease costs, the leases generate all the interest expense on the Combined Statement of Operations.

Supplemental information related to the Company’s operating leases is as follows:

Year Ended December 31,
2022
Weighted-average remaining lease term (years)	2.5
Weighted average discount rate	2.3%

Future undiscounted lease payments for the Company’s operating lease liabilities and a reconciliation of these payments to its operating lease liabilities as of December 31, 2022, are as follows:

2023	$682
2024	326
2025	326
2026	-

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

2027	-
Thereafter	-
Total lease payments	1,334
Less: imputed interest	(86)
Present value of operating lease liabilities	$1,248

Note 12. Income Taxes

Broadbean provision for income taxes and deferred tax balances have been calculated on a separate return basis as if Broadbean filed its own tax returns, although its operations have been included in Parent’s U.S. federal, state and foreign tax return filings. The separate return method applies the accounting guidance for income taxes to the stand-alone financial statements as if Broadbean was a separate taxpayer and a stand-alone enterprise for the periods presented.

Deferred tax assets and liabilities are as follows:

Year Ended December 31,
2022
Deferred tax assets/(liabilities):
Tax loss carryforwards	$6,707
Depreciation and amortization	1,923
Right of use liability	312
Other	33
Valuation allowance	(7,719)
Total deferred tax assets	1,256

Research and development	(1,702)
Right of use asset	(302)
Total deferred tax liability	(2,004)
Net deferred tax liability	$(748)

During 2022, the United Kingdom raised its tax rate to 25% for entities with profits exceeding GBP 200. As Broadbean’s UK subsidiary is a profitable business, it is expected future profits will be subject to this 25% rate and have been revalued in the Company’s tax expense accordingly.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the level of historical pretax losses and projections of future taxable income over the periods in which deferred tax assets are deductible, management concluded that it was not more likely than not that the Company would fully realize the benefits of its tax loss carryforwards and deductible differences for U.S. corporate entities. As of December 31, 2022, the Company continues to provide a valuation allowance against all U.S., France, and Australia deferred tax assets.

The SECURE 2.0 Act, enacted as part of the Consolidated Appropriations Act, 2023, in December 2022; the Inflation Reduction Act, the CHIPS and Science Act, both enacted in August 2022, do not have a material impact on the Company's 2022 Combined Financial Statements.

Sources of income/(loss) before income taxes are as follows:

Year Ended December 31,
2022
U.S.	$461
Foreign	(1,637)
Total	$(1,176)

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

The components of the income tax benefit are as follows:

Year Ended December 31,
2022
Current income tax benefit:
U.S. – Federal	$-
U.S. – State	-
Foreign	(1,473)
Total current income tax benefit	$(1,473)

Deferred income tax benefit:
U.S. – Federal	$-
U.S. – State	-
Foreign	(196)
Total current income tax benefit	(196)
Income tax benefit	$(1,669)

A reconciliation of the statutory U.S. federal income tax rate to the Company's effective tax rate for the year ended December 31, 2022 is as follows:

Year Ended December 31,
2022
Tax, computed at the federal statutory rate	$(247)
State taxes, net of federal tax benefit	63
Impact of foreign operations	(652)
Global intangible low-taxed income	-
Meals, entertainment and other	1
Change in valuation allowance	(834)
Benefit from income taxes	$(1,669)

The impact of foreign operations includes a benefit for amended return filings within the UK pertaining to R&D claims of $992, in addition to current year UK R&D claims of $367 and deferred expense of $529 for UK tax rate changes.

The Company and its subsidiaries file income tax returns in the U.S., various states, provinces, and foreign jurisdictions. The Company's federal, state, local, and most other foreign tax returns remain subject to examination for the year ended December 31, 2018 and all subsequent periods.

As of December 31, 2022, the Company has net operating loss ("NOL") carryforwards, primarily in the U.S., of approximately $37,706. Most of these NOL carryforwards have an indefinite life. The smaller portion of the NOL carryforwards, approximately $11,709, which have finite lives, will begin to expire in 2034.

In accordance with the U.S. global intangible low-taxed income (“GILTI”) provisions, the Company includes in U.S. income tax return foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The Company accounts for the GILTI tax in the period in which it is incurred, and therefore have not provided any deferred tax impacts of GILTI in the Combined Financial Statements.

In general, it is the Company's practice and intention to reinvest the earnings of its non-U.S. subsidiaries back into those operations. As of December 31, 2022, the Company has not made a provision for U.S. or additional foreign withholding taxes on the excess of the amount for financial reporting over the tax basis of investments in foreign subsidiaries that is indefinitely reinvested. Generally,

Broadbean Business

Notes to the Combined Financial Statements

As of and for the year ended December 31, 2022

(in thousands)

such amounts are subject to U.S. taxation upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability related to investments in these foreign subsidiaries.

Note 13. Subsequent Events

On June 13, 2023, the Parent completed the sale of the Company to Veritone, Inc for $52,000 in cash. The final purchase price determination is subject to customary post-close adjustments. In connection with the sale, the Company has entered into a transition services agreement with the Parent under which the Company will continue to receive support services until similar services can be provided to the Company. Additionally, within this transition service agreement, the Company agreed to continue to provide the Parent with access to the Broadbean office in the UK.

Prior to the Parent’s sale of the Company, the Company issued dividends in the aggregate amount of $7,505 to Parent and paid such dividends in cash on March 6, 2023, May 31, 2023, and June 5, 2023.

These Combined Financial Statements are derived from the Consolidated Financial Statements of CareerBuilder. The Company has evaluated transactions or other events for consideration as recognized subsequent events in these Combined Financial Statements through August 22, 2023. Additionally, the Company has evaluated transactions and other events that occurred through August 22, 2023, the date these financial statements were available for issuance, for purposes of disclosure of unrecognized subsequent events.